EXHIBIT 10.2

SECOND LOAN EXTENSION AND MODIFICATION AGREEMENT

THIS SECOND LOAN EXTENSION AND MODIFICATION AGREEMENT (this “Agreement”), dated as of October 31, 2022, is made by and among PR CHERRY HILL STW LLC, a Delaware limited liability company (“PR Cherry Hill”), and CHERRY HILL CENTER, LLC, a Maryland limited liability company (“Cherry Hill Center”; PR Cherry Hill and Cherry Hill Center are referred to herein individually and collectively, as the context may require, as “Borrower”), PREIT ASSOCIATES, L.P., a Delaware limited partnership (“Guarantor”), NEW YORK LIFE INSURANCE COMPANY, a New York mutual insurance company (“Co-Lender A-1”), and TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, a New York corporation (“Co-Lender A-2”; Co-Lender A-1 and Co-Lender A-2, together with their successors and assigns, are referred to herein individually as “Co-Lender” and collectively as “Lender”).

RECITALS:

WHEREAS, on August 15, 2012, Lender made a loan (the “Loan”) to Borrower in the original principal amount of Three Hundred Million Dollars ($300,000,000.00);

WHEREAS, the Loan is evidenced by that certain Promissory Note A-1 dated August 15, 2012, made by Borrower and payable to Co-Lender A-1, in the original principal amount of One Hundred Fifty Million Dollars ($150,000,000.00) (“Note A-1”) and that certain Promissory Note A-2 dated August 15, 2012, made by Borrower and payable to Co-Lender A-2, in the original principal amount of One Hundred Fifty Million Dollars ($150,000,000.00) (“Note A-2”; Note A-1 and Note A-2 are referred to herein individually as a “Note” and collectively as the “Notes”);

WHEREAS, Borrower’s obligations under the Notes are secured by, among other things, that certain Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing made on August 9, 2012 and effective as of August 15, 2012, from Borrower to Lender, recorded on August 24, 2012 in Book 09648, at Page 0640 in the Public Records of Camden County, New Jersey, as amended by that certain Modification and Extension of Mortgage dated as of August 31, 2022 and recorded on October 5, 2022 in Book 12202, at Page 789 in the Public Records of Camden County, New Jersey (as so amended, the “Security Instrument”), covering certain real property and improvements thereon, more particularly described therein (the “Property”). Capitalized terms used but not otherwise defined in this Agreement shall have the meanings given to them in the Notes or the Security Instrument, as applicable;

WHEREAS, in connection with the Loan, (i) Guarantor executed and delivered to Lender that certain Guaranty dated as of August 15, 2012 (the “Guaranty”); and (ii) Borrower and Guarantor executed and delivered to Lender that certain Environmental Indemnity Agreement dated as of August 15, 2012 (the “Environmental Indemnity”);

WHEREAS, the stated Maturity Date of the Notes was previously extended to November 1, 2022 pursuant to that certain Loan Extension and Modification Agreement dated as of August 31, 2022 by and among Borrower, Guarantor and Lender (the “First Modification”);

WHEREAS, Borrower has requested that Lender further extend the Maturity Date of the Notes; and

WHEREAS, Lender has agreed to further extend the Maturity Date of the Notes to February 1, 2023 and to provide Borrower with an additional extension option to May 1, 2023, in each case, subject to the terms and conditions of this Agreement.

NOW, THEREFORE, as an inducement to Lender to extend the Maturity Date of the Notes, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

TERMS:

1.
Amendments to Notes. Subject to the satisfaction of the Conditions Precedent (as hereinafter defined), each Note is hereby amended as follows:
(a)
The Maturity Date is hereby amended to be February 1, 2023.
(b)
The following paragraphs are hereby added at the end of each Note:

“Maker shall have one (1) option to extend the Maturity Date (the “Extension Option”), on the same terms as set forth in this Note, for an additional period of three (3) months to end on May 1, 2023 (the “Extension Term”), provided that all of the following conditions are satisfied for the Extension Term: (i) Maker requests the extension in writing not less than fifteen (15) days prior to the Maturity Date, (ii) upon the closing of the Extension Option, no Event of Default has occurred and is continuing under any of the Loan Instruments, (iii) concurrently with the closing of the Extension Option, Maker pays to Holder an extension fee of One Million Two Hundred Fifty Thousand and 00/100 Dollars ($1,250,000.00) (i.e. Two Million Five Hundred Thousand and 00/100 Dollars ($2,500,000.00) in the aggregate with respect to both Notes), which amount shall not be funded with Excess Cash (as hereinafter defined), (iv) on the monthly payment dates occurring in February 2023, March 2023 and April 2023, Maker pays to Holder Five Hundred Thousand and 00/100 Dollars ($500,000.00) of the outstanding principal balance of this Note (i.e. One Million and 00/100 ($1,000,000.00) in the aggregate with respect to both Notes), which amount shall not be funded with Excess Cash, (v) if the aggregate amount of Excess Cash collected during the period from November 1, 2022 through February 1, 2022 is less than Three Million and 00/100 Dollars ($3,000,000.00), concurrently with the closing of the Extension Option, Maker pays to Holder an amount of principal equal to fifty percent (50%) of the shortfall (i.e. one hundred percent (100%) of such shortfall in the aggregate with respect to both Notes), which amount shall not be funded with Excess Cash, (vi) the maturity date of the Credit Agreements (as hereinafter defined) shall have been extended to December 2023, and (vii) concurrently with the closing of the Extension Option, Maker delivers satisfactory evidence to Holder, in Holder’s commercially reasonable discretion, of Maker’s continuation of the refinance process with Jones Lang LaSalle. The closing of the Extension Option shall occur at least one (1)

business day before the Maturity Date. If the closing of the Extension Option does not occur by such date, the Loan will mature on the Maturity Date and Maker shall have no further option to extend. Time is of the essence with respect to each of the time periods set forth in this paragraph.

As used herein, (i) the term “Credit Agreements” shall mean the two secured credit agreements entered into by Pennsylvania Real Estate Investment Trust (“PREIT”) defined as the “Credit Agreements” in the last quarterly report of PREIT pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, which Credit Agreements are currently scheduled to mature in December 2022, (ii) the term “Excess Cash” shall mean the amounts available to be applied to the outstanding principal balance of the Loan after application pursuant to Section 3(a)(i) through (iii) of the First Modification and Section 3.1(b)(i) through (iii) of the Cash Management Agreement, and (iii) the term “Cash Management Agreement” shall mean that certain Cash Management and Pledge Agreement dated as of September 23, 2022 by and among Maker, Holder and Co-Lender.”

2.
Conditions Precedent. As a condition precedent to the effectiveness of this Agreement, Borrower shall have satisfied each of the following conditions (collectively, the “Conditions Precedent”) on the date hereof:
(a)
Extension Fee. Borrower pays an extension fee of Two Million Five Hundred Thousand and 00/100 Dollars ($2,500,000.00) to Lender (i.e. One Million Two Hundred Fifty Thousand and 00/100 Dollars ($1,250,000.00) for the extension of each Note), which amount shall not be funded from Excess Cash.
(b)
Fees and Expenses. Borrower pays all actual out-of-pocket costs and expenses incurred by Lender (including reasonable legal fees and expenses) in connection with this Agreement, which amounts shall not be funded from Excess Cash.
3.
Additional Deliveries. As soon as commercially practical hereafter, but in all cases on or prior to December 1, 2022, Borrower shall provide to Lender the following additional deliveries: (i) a current report with a detailed summary of all co-tenancy and kick out provisions in leases at the Property, (ii) a current report with a detailed summary of all renewal, extension and expansion options in leases at the Property, (iii) a current report with a detailed summary of all termination options in leases at the Property, (iv) a current report with a detailed summary of all percentage rent provisions in leases at the Property, (v) 2019 to present tax bills for the Property, (vi) a current site plan and lease plan for the Property, (vii) a current site map of the Property, including any outparcels that are legally separated or are capable of being legally separated from the remainder of the Property, (viii) copies of each reciprocal easement agreement, declaration of covenants, conditions and restrictions, or similar agreement affecting the Property or any portion thereof (including, without limitation, those with JCPenney, Macy’s and One Cherry Hill), and (ix) detailed backup for the Borrower’s calculation of sales per rentable square foot at the Property. Additionally, Borrower shall provide Lender with notice and a summary of the terms of any extension or other modification of the Credit Agreements within ten (10) business days after the execution thereof. All information delivered by Borrower pursuant to this Section 3 shall be deemed to be “Confidential Information” pursuant to Section 26 of this Agreement.

4.
Monthly Leasing Update. Borrower shall provide to Lender, no later than the twentieth (20th) day of each calendar month during the term of the Loan, an updated leasing plan for the Property including (i) a schedule of any new leases or renewals of existing leases, (ii) a schedule of current leases, including upcoming predicted or known changes such as rent reviews by type and timing, options for a further term, and expiration dates, (iii) the status of any negotiations with existing and prospective tenants, (iv) proposals for new leases pending a decision by the landlord or tenant, (v) a vacancy report of spaces that are soon to be or are already vacant, (vi) marketing strategy and inspection feedback for vacant spaces, (vii) a schedule of prospects currently looking at the Property and status, (viii) target rentals and target lease terms for the Property, and (ix) a summary of any other leasing decisions made by the Borrower in the last month. All information delivered by Borrower pursuant to this Section 4 shall be deemed to be “Confidential Information” pursuant to Section 26 of this Agreement.
5.
Budget. The references to the Budget as set forth in the First Modification and the Cash Management Agreement shall be deemed to mean such Budget, as the same may be updated and replaced from time to time, subject to Lender’s approval. In furtherance thereof, Borrower shall submit to Lender for Lender’s review and approval a proposed operating budget for the 2023 calendar year, including all planned capital expenditures, projected income and projected operating expenses and leasing costs (including tenant improvement costs, tenant allowances and/or leasing commissions) for the Property no later than December 1, 2022. In the event Lender advises Borrower of any objections to such proposed budget, Borrower shall promptly revise such proposed budget and resubmit the same to Lender. Lender shall make monthly disbursements pursuant to Section 3(a)(iii) of the First Modification and Section 3.1(b)(iii) of the Cash Management Agreement in amounts sufficient to pay or reimburse Borrower for expenses payable for such month and set forth in the Budget, or as otherwise required by transactions approved by Lender from time to time, in Lender’s sole discretion. All information delivered by Borrower pursuant to this Section 5 shall be deemed to be “Confidential Information” pursuant to Section 26 of this Agreement.
6.
Lease Termination Fees. Lender is currently holding termination fees in the aggregate amount of $1,878,229.03 paid in connection with the termination of various leases at the Property. Notwithstanding that such funds may have originally been designated for tenant improvement costs and leasing commissions incurred in connection with the re-letting of the space previously leased to the applicable tenant, such funds shall be made available for tenant improvement costs and leasing commissions incurred in connection with any lease approved by Lender.
7.
Release of Claims. Each of Borrower and Guarantor for themselves and for their past, present and future agents, attorneys, representatives, officers, directors, partners, shareholders, successors and assigns (collectively, the “Releasors”) does hereby release, remise, and forever discharge Lender, and Lender’s divisions, subsidiaries, parents, affiliates and other related entities (whether or not such entities are wholly-owned) and each of Lender’s past, present and future directors, trustees, fiduciaries, administrators, officers, agents, employees, servants, shareholders and attorneys (as well as its predecessors, successors and assigns) (collectively, the “Releasees”) of and from all manner of actions, causes of action, suits, debts, reckonings, bonds, bills, specialties, covenants, controversies, agreements, promises, variances, trespasses, liabilities, obligations, damages, judgments, executions, claims and demands, whatsoever, in law or in equity, known or unknown at this time (collectively, “Claims”), which the Releasors, or any of them, now have as of the date of this Agreement or may claim to have, against one or more of the Releasees for or by reason of: (i) any matter, claim, damage or cause of action whatsoever (including, without in any way limiting the generality of the foregoing, all direct and indirect claims either for direct, consequential, or punitive damages of any kind) arising or accruing prior to the date hereof, whether known or unknown, suspected or unsuspected, foreseen or unforeseen at the present time arising out of or relating to the Loan Instruments, the Property or the Loan; (ii) any pre-existing acts, claims or events occurring at any time or times up to the date hereof which may result in future claims of any kind, (including, without in any way limiting the generality of the foregoing, all direct and indirect claims either for direct, consequential, or punitive damages of any kind) arising out of or relating to Loan Instruments, the Property or the Loan; (iii) any matter arising out of or relating to the Loan Instruments, the enforcement of the Loan Instruments, the Property or the Loan arising prior to the date of this Agreement (the matters referred to in the immediately preceding clauses (i), (ii) and (iii) shall collectively be referred to herein as the “Released Claims”). Each of the Releasors hereby agrees not to bring, or assist in bringing, any claim, action, cause of action, or proceeding regarding or in any way related to any of the Released Claims, and each of the Releasors further agrees that the foregoing release is, will constitute, and may be pleaded as, a bar to any such claim, action, cause of action or proceeding.
8.
Representations and Warranties. Each of Borrower and Guarantor hereby reaffirms all of their respective representations and warranties set forth in the Loan Instruments (other than with respect to representations and warranties which were made as to a specific date or time, and without the need for disclosure of facts, circumstances or condition which, through the passage of time, or the undertaking of activities in accordance with the Loan Instruments, render any such representation or warranty untrue and are not, in and of themselves, a default under the Loan Instruments), and further represents and warrants that (a) Borrower is the sole legal and beneficial owner of the Property; (b) each of Borrower and Guarantor has the full power and authority (i) to execute and deliver this Agreement and (ii) to perform its obligations hereunder; (c) Borrower’s and Guarantor’s execution, delivery, and performance of this Agreement has been duly and validly authorized by all necessary action on the part of Borrower and Guarantor; (d) this Agreement has been duly and validly executed and delivered by Borrower and Guarantor and constitutes the legal, valid, and binding obligations of Borrower and Guarantor, enforceable in accordance with their respective terms; (e) no authorization, consent, approval, license, exemption, or other action by, and no registration, qualification, designation, declaration or filing with, any Person not a party hereto is or will be necessary in connection with the execution and delivery by Borrower and Guarantor of this Agreement or, to the extent necessary, have been obtained prior to the date hereof; (f) the execution and delivery of this Agreement does not contravene, result in a breach of, or constitute a default under, any mortgage, loan agreement, indenture or other contract or agreement to which Borrower or Guarantor is a party or by which Borrower or Guarantor or any of Borrower’s or Guarantor’s properties may be bound; (g) there exists no default under the Notes or any of the other Loan Instruments; (h) there are no offsets, claims, counterclaims, cross-claims or defenses with respect to the Obligations; and (i) the Loan Instruments and this Agreement are fully enforceable by their terms. Each of Borrower and Guarantor further represent and warrant that there is no suit, judicial or administrative action, claim, investigation, inquiry, proceeding or written demand pending (or, to Borrower’s and Guarantor’s knowledge, threatened) that is not covered by Borrower’s insurance policies (i) against Borrower or Guarantor that would reasonably be expected to result in any material adverse change in the business, operations, properties or assets or in the condition, financial or otherwise, of Borrower or Guarantor, or in the ability of Borrower to pay or otherwise perform the Obligations, or (ii) which would adversely affect the Property or Borrower’s title to the Property, or (iii) which would adversely affect the validity, enforceability or priority of any of the Loan Instruments. It shall be an Event of Default under the Loan Instruments if any representation or warranty made by Borrower or Guarantor herein proves to be untrue or inaccurate in any material respect.
9.
Renewal and Lien Continuation. Subject to the provisions of this Agreement, Borrower hereby renews the Obligations and promises to pay and perform all Obligations; and Guarantor hereby renews and reaffirms its obligations under the Loan Instruments and promises to pay and perform all of its obligations under the Loan Instruments. Nothing in this Agreement shall in any manner diminish, impair, waive or extinguish any of the Loan Instruments (including, without limitation, the Notes), any Obligations or any of the liens, assignments, grants or security interests given to secure all or any part of the Obligations (collectively, the “Liens”). The Liens are hereby ratified and confirmed as valid, subsisting and continuing to secure the Obligations.
10.
Default. A default under this Agreement shall constitute an Event of Default under the Notes and other Loan Instruments. Upon the occurrence of any Event of Default, Lender may, at its option and without notice to Borrower, exercise any and all rights and remedies available to Lender pursuant to the Loan Instruments (including, without limitation, the ability of Lender to collect interest at the Increased Rate (as defined in the Notes) from the date of this Agreement), at law or in equity, in such manner as Lender in its sole and exclusive discretion determines. Borrower and Guarantor unconditionally and irrevocably waive further notice and any and all grace or cure periods that may be required prior to the exercise by the Lender of any rights or remedies it may have, whether under this Agreement, the other Loan Instruments, at law or in equity. Borrower hereby consents to the ex parte appointment of a receiver through any court having jurisdiction over the Property or the Borrower following the occurrence and during the continuance of an Event of Default and waives any and all defenses, counterclaims and notices in connection with such appointment of a receiver. Such consent and waiver is in addition to all rights of Lender hereunder, under the other Loan Instruments, at law and in equity.
11.
No Waiver by Lender; Reservation of Rights. Nothing in this Agreement shall extend to or affect in any way any of the Obligations, any of the rights of Lender or any remedies of Lender arising under the Loan Instruments, at law or in equity, and Lender shall not be deemed to have waived any or all of such rights or remedies with respect to any default or event or condition which, with notice or the lapse of time, or both, would become a default under the Loan Instruments and which upon Borrower’s execution and delivery of this Agreement might otherwise exist or which might hereafter occur. Without limiting the foregoing, nothing in this Agreement shall be deemed to apply to or limit any right or remedy of Lender, at any time following the occurrence and during the continuance of an Event of Default, including, without limitation, (A) the right to exercise self-help remedies, or (B) the right to foreclose judicially or non-judicially against any real or personal property collateral, or to exercise judicial or non-judicially power of sale rights, or (C) to obtain from a court provisional or ancillary remedies such as (but not limited to) injunctive relief, prejudgment attachment, or the appointment of a receiver. All such rights and remedies, as set forth in the Loan Instruments, are reserved.
12.
Ratification and Reaffirmation of Loan Instruments. All of the terms, covenants, and conditions contained in the Loan Instruments (including, without limitation, Sections 3, 4 and

5 of the First Modification) shall be and remain in full force and effect, except as specifically modified in this Agreement, and are hereby ratified, reaffirmed and republished in their entirety by the parties hereto. To the extent of any conflict between the other Loan Instruments and this Agreement, this Agreement shall control. It is expressly understood that the execution and delivery of this Agreement do not and shall not (a) give rise to any defense, set-off, right of recoupment, claim or counterclaim with respect to any of Borrower's or Guarantor's obligations under the Loan Instruments or the enforcement thereof, (b) operate as a waiver of any of Lender's rights, powers or privileges under the Loan Instruments, or (c) prejudice, limit or affect in any way any present or future rights, remedies, powers or benefits available to Borrower under the Loan Instruments or any other documents executed by Borrower or Guarantor for the benefit of Lender in connection with the Loan. In addition, the parties hereto expressly disclaim any intent to effect a novation or an extinguishment or discharge of any of the obligations pursuant to the Loan Instruments or by any other document executed in connection therewith by reason of this Agreement.
13.
Authorization and Consent. Each party hereto hereby represents and warrants that such party (a) is authorized to enter into this Agreement and (b) has obtained all necessary consents, if any, needed to enter into this Agreement.
14.
Acknowledgment of Legal Counsel. Borrower and Guarantor each represents and warrants that each is represented by legal counsel of their respective choice, is fully aware of the terms contained in this Agreement and has voluntarily and without coercion or duress of any kind, entered into this Agreement and the documents executed in connection with this Agreement.
15.
Entire Agreement; Binding Affect. This Agreement constitutes the entire and final agreement among the parties and there are no agreements, understandings, warranties or representations among the parties with respect to the Loan except as set forth in this Agreement and the other Loan Instruments. This Agreement will inure to the benefit and bind the respective heirs, administrators, executors, representatives, successors and permitted assigns of the parties hereto. Nothing in this Agreement or in the other Loan Instruments, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Instruments.
16.
Interpretation. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.
17.
Governing Law. This Agreement is executed and delivered in the State of New Jersey (the “State”) and it is the desire and intention of the parties that it be in all respects interpreted according to the laws of the State. Borrower specifically and irrevocably consents to the jurisdiction and venue of the federal and state courts of the State with respect to all matters concerning this Agreement or the other Loan Instruments or the enforcement of any of the foregoing. Borrower agrees that the execution and performance of this Agreement shall have a State situs and accordingly, consents to personal jurisdiction in the State.

18.
WAIVER OF JURY TRIAL. BORROWER AND GUARANTOR EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE OR HEREAFTER HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE LOAN INSTRUMENTS OR THE UNDERLYING TRANSACTIONS. BORROWER AND GUARANTOR EACH CERTIFIES THAT NEITHER LENDER NOR ANY OF ITS REPRESENTATIVES, AGENTS OR COUNSEL HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT LENDER WOULD NOT IN THE EVENT OF ANY SUCH SUIT, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO TRIAL BY JURY.
19.
Waiver of Automatic Stay. Lender shall be and is entitled to, and Borrower hereby consents to, relief from the stay imposed by Section 362 of the Bankruptcy Code, as amended, in any applicable proceeding with respect to Borrower. Borrower represents, warrants and agrees that (i) Borrower is a sophisticated commercial party experienced in transactions similar to the transaction contemplated herein and is represented by counsel of its own choosing, which counsel is experienced in transactions similar to the transaction contemplated herein, as determined by Borrower in its sole discretion, (ii) it has been advised of, and discussed with its counsel, alternatives to entering into this Agreement, including without limitation, a petition for relief under any Chapter of the Bankruptcy Code, Title 11, U.S.C.A., and it has determined that the transactions described herein are more favorable to it than such alternatives, (iii) it has been given good and valuable consideration for the waiver described in this Section 18, (iv) it has not entered into this Agreement with intention, expectation or belief that its performance in accordance with the terms this Agreement will adversely affect Borrower’s secured or unsecured creditors other than Lender, if any, and (v) it is entering into this Agreement with a reasonable, good faith expectation that it will be able to otherwise perform and satisfy its obligations in respect of this Agreement, the Loan and the Loan Instruments together with its obligations to its secured and unsecured creditors other than Lender, if any, as and when such obligations become due.
20.
References. This Agreement is a Loan Instrument and from and after the date hereof: (a) references in any of the Loan Instruments to any of the other Loan Instruments will be deemed to be references to such other Loan Instruments as modified by this Agreement; and (b) all references to the term “Loan Instruments” in each of the Loan Instruments shall hereinafter refer to the Loan Instruments as defined in the Security Instrument, this Agreement, and all documents executed in connection with this Agreement.
21.
Counterpart Execution. This Agreement may be executed by one or more of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.
22.
Electronic Execution of Documents. The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation any consents hereunder) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by Lender, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act and the Uniform Electronic Transactions Act, N.J.S.A. 12A:12-1 et seq.; provided that notwithstanding anything contained herein to the contrary Lender is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by Lender pursuant to procedures approved by it.
23.
Successors and Assigns. This Agreement shall inure to the benefit of and are binding upon Borrower and Lender, and their respective successors and permitted assigns.
24.
Guarantor. Nothing herein is intended, nor shall it, increase, modify or supplement the obligations of the Guarantor under the Loan Instruments to which it is a party.
25.
Exculpation/Nonrecourse. Section 5.18 of the Security Instrument, and the corresponding provision in the Notes (pages 5 to 7), are incorporated herein by this reference and are deemed made to apply with equal force and effect hereto.
26.
Confidentiality. All Confidential Information shall be kept confidential by Lender, may not be disclosed to any third parties other than Lender’s Representatives (as hereinafter defined) or as required by applicable law or pursuant to legal process in the enforcement of rights and remedies under the Loan, and shall be used solely for the purpose of administering the Loan. Confidential Information shall not include any information which (i) is or becomes generally available to the public other than as a result of a disclosure by the Lender or its Representatives, (ii) was available to the Lender or its Representatives on a non-confidential basis prior to its disclosure by the Borrower or the Borrower’s Representatives, (iii) becomes available to the Lender or its Representatives on a non-confidential basis from a source (other than the Borrower or the Borrower’s Representatives) that is not known by Lender to be bound by a confidentiality agreement with the Borrower, or the Borrower’s Representatives or is not otherwise prohibited from transmitting the information to the Lender or (iv) is independently developed by Lender or its Representatives without the use of the Confidential Information. Nothing contained herein shall in any way restrict or impair the Lender’s right to disclose any of the Confidential Information if required by applicable laws and regulations, or at the request of any regulatory authority or self-regulatory organization having proper jurisdiction and authority over Lender. As used in herein, the term “Representative” means, as to any person or entity, such person’s or entity’s affiliates and its and their directors, officers, employees, members, advisors (financial or otherwise), attorneys, accountants, auditors, consultants, lending sources and agents.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

BORROWER:

PR CHERRY HILL STW LLC,
a Delaware limited liability company

By: PREIT Associates, L.P.,

a Delaware limited partnership,

its sole member

By: Pennsylvania Real Estate Investment

Trust, its sole general partner

By: _/s/ Andrew Ioannou_________________

Name: Andrew M. Ioannou

Title: Executive Vice President

Finance and Acquisitions

CHERRY HILL CENTER, LLC,
a Maryland limited liability company

By: Cherry Hill Center Manager, LLC,

a Delaware limited liability company,

its managing member

By: PREIT Associates, L.P.,

a Delaware limited partnership,

its sole member

By: Pennsylvania Real Estate Investment

Trust, its sole general partner

By: _/s/ Andrew Ioannou___________

Name: Andrew M. Ioannou

Title: Executive Vice President

Finance and Acquisitions

GUARANTOR:

PREIT ASSOCIATES, L.P.,
a Delaware limited partnership

By: Pennsylvania Real Estate Investment Trust,

its sole general partner

By: _/s/ Andrew Ioannou____________________

Name: Andrew M. Ioannou

Title: Executive Vice President

Finance and Acquisitions

LENDER:

NEW YORK LIFE INSURANCE COMPANY,

a New York mutual insurance company

By: _/s/ Paula Warren_________________________

Name: Paula Warren

Title: Corporate Vice President

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA,

a New York corporation

By: Nuveen Alternatives Advisors LLC,

a Delaware limited liability company,

its investment manager

By: _/s/ Talia Feuerstein_________________________

Name: Talia Feuerstein

Title: Authorized Signer